As filed with the Securities and Exchange Commission on April 6, 2006

Registration No. 000- _______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEXTPHASE WIRELESS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation or Organization)

88-0343832
(I.R.S. Employer Identification No.)

300 South Harbor Boulevard, Suite 500, Anaheim, California 92805
(Address of Principal Executive Offices)

LEGAL SERVICES PAYMENT AGREEMENT DATED MARCH 20, 2006
BETWEEN NEXTPHASE WIRELESS, INC. AND BURRIS & SCHOENBERG, LLP

(Full Title of Plan)

Robert Ford
Chief Executive Officer
NextPhase Wireless, Inc.
300 South Harbor Boulevard
Suite 500
Anaheim, California 92805
Telephone:(714)-765-0010
Telecopier:(714) 765-0015
(Name, Address and Telephone Number of Agent for Service)

Copies of all communications and notices to:
Gavin C. Grusd, Esq.
Certilman Balin Adler & Hyman, LLP
90 Merrick Avenue
East Meadow, New York 11554
Telephone: (516) 296-7000
Telecopier: (516) 296-7111

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares (par value $.001 per share)	125,461 (1)	$.36 (2)	$45,165.96	$4.83
Total				$4.83

(1)
Represents Common Shares to be issued pursuant to the Legal Services Payment Agreement dated March 20, 2006 between NextPhase Wireless, Inc. and Burris & Schoenberg, LLP. The Common Shares are to be issued to Donald S. Burris, a partner in Burris & Schoenberg, LLP who provided legal services to Nextphase Wireless, Inc.

(2)	Estimated solely for the purpose of calculating the amount of the registration fee.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

Incorporated herein by reference are the following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”):

(a)	Annual Report on Form 10-KSB for the year ended March 31, 2005.
(b)	Amendment No. 1 to Annual Report on Form 10-KSB/A for the year ended March 31, 2005.
(c)	Quarterly Report on Form 10-QSB for the period ended June 30, 2005.
(d)	Current Report on Form 8-K dated August 3, 2005.
(e)	Quarterly Report on Form 10-QSB for the period ended September 30, 2005.
(f)	Current Report on Form 8-K dated January 9, 2006.
(g)	Current Report on Form 8-K dated January 3, 2006.
(h)	Quarterly Report on Form 10-QSB for the period ended December 31, 2005.
(i)	Current Report on Form 8-K dated February 13, 2006.
(j)	Current Report on Form 8-K dated March 29, 2006.
(k)	Current Report on Form 8-K dated March 31, 2006.
(l)	Quarterly Report on Form 10-QSB/A for the period ended June 30, 2005.
(m)
The description of the Registrant's Common Shares contained in the Registrant's Registration Statement on Form 10-SB/A, Amendment No. 5 (File No. 000-24595), which was filed with the Commission on February 28, 2000.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from their respective dates of filing.

Item 4.  Description of Securities

Not applicable.

Item 5.  Interests of Named Experts and Counsel

Certain legal matters in connection with the offering of securities registered hereunder are being passed upon for the Registrant by Certilman Balin Adler & Hyman, LLP, 90 Merrick Avenue, East Meadow, New York 11554.

Item 6.  Indemnification of Directors and Officers

Article 6.3 of the Registrant’s Articles of Incorporation, as amended, provides as follows:

“6.3.1 The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expense (including attorneys fees), judgment, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation and, with respect to any criminal action or proceeding. had actual knowledge that his or her conduct was unlawful.

6.3.2 The Corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened or completed action or suit by or in the right of the Corporation to procure a judgment in it's favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense the court shall deem proper.

6.3.3 To the extent that a Director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in (a) and (b) or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

6.3.4 Any indemnification under (a) and (b) (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination by the Corporation that indemnification of the Director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or even if obtainable, if a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (3) by the shareholders.

6.3.5 Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized in the manner provided in (d) (sic) upon receipt of an undertaking by or on behalf of the Director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this section.

6.3.6 The indemnification provided by this section shall not be deemed exclusive of any other rights to which those identified may be entitled under any Bylaw, agreement, vote of shareholders or disinterested Directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a Director, officer, employee or agent and shall inure to the benefit of the heirs, executors and personal representatives of such person.

6.3.7 The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this section.

6.3.8 A Director shall not be personally liable for breach of fiduciary duty when acting either as a Director or Officer except for acts involving intentional misconduct, fraud, a knowing violation of the law or the payment of illegal dividends. NRS 78.037. NRS 78.300.”

Further, the Nevada Revised Statutes provides as follows:

PARAGRAPH 7 OF NRS 78.138 DIRECTORS AND OFFICERS: EXERCISE OF POWERS; PERFORMANCE OF DUTIES; PRESUMPTIONS AND CONSIDERATIONS; LIABILITY TO CORPORATION AND STOCKHOLDERS PROVIDES:

“7. Except as otherwise provided in NRS 35.230, 90.660, (91.250, 452.200, 452.270, 668.045 and 694A.030, a director or officer is not individually liable to the corporation or its stockholders for any damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that:

(a)	His act or failure to act constituted a breach of his fiduciary duties as a director or officer; and

(b)	His breach of those duties involved intentional misconduct, fraud or a knowing violation of law.”

“NRS 78.747 LIABILITY OF STOCKHOLDER, DIRECTOR OR OFFICER FOR DEBT OR LIABILITY OF CORPORATION.

1.  Except as otherwise provided by specific statute, no stockholder, director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the stockholder, director or officer acts as the alter ego of the corporation.

2.  A stockholder, director or officer acts as the alter ego of a corporation if:

(a)  The corporation is influenced and governed by the stockholder, director or officer;

(b)  There is such unity of interest and ownership that the corporation and the stockholder, director or officer are inseparable from each other; and

(c)  Adherence to the corporate fiction of a separate entity would sanction fraud or promote a manifest injustice.

3.  The question of whether a stockholder, director or officer acts as the alter ego of a corporation must be determined by the court as a matter of law.”

“NRS 78.7502 DISCRETIONARY AND MANDATORY INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS: GENERAL PROVISIONS.

(1)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

(a)  Is not liable pursuant to NRS 78.138 [directors and officers duty to exercise their powers in good faith and with a view to the interests of the corporation]; or

(b)   Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

(2)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he:

(a)  Is not liable pursuant to NRS 78.138; or

(b)  Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.

Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(3)  To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, the corporation shall indemnify him against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.”

“NRS 78.751 AUTHORIZATION REQUIRED FOR DISCRETIONARY INDEMNIFICATION; ADVANCEMENT OF EXPENSES; LIMITATION ON INDEMNIFICATION AND ADVANCEMENT OF EXPENSES.

(1)  Any discretionary indemnification pursuant to NRS 78.7502, unless ordered by a court or advanced pursuant to subsection 2, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)  By the stockholders;

(b)  By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

(c)  If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or

(d)  If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

(2)  The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than directors or officers may be entitled under any contract or otherwise by law.

(3)  The indemnification pursuant to NRS 78.7502 and advancement of expenses authorized in or ordered by a court pursuant to this section:

(a)  Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to NRS 78.7502 or for the advancement of expenses made pursuant to subsection 2, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action.

(b)  Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.”

“NRS 78.752 INSURANCE AND OTHER FINANCIAL ARRANGEMENTS AGAINST LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS.

1.  A corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the corporation has the authority to indemnify him against such liability and expenses.

2.  The other financial arrangements made by the corporation pursuant to subsection 1 may include the following:

(a)	The creation of a trust fund.
(b)	The establishment of a program of self-insurance.
(c)	The securing of its obligation of indemnification by granting a security interest or other lien on any assets of the corporation.
(d)	The establishment of a letter of credit, guaranty or surety.

No financial arrangement made pursuant to this subsection may provide protection for a person adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable for intentional misconduct, fraud or a knowing violation of law, except with respect to the advancement of expenses or indemnification ordered by a court.

3.  Any insurance or other financial arrangement made on behalf of a person pursuant to this section may be provided by the corporation or any other person approved by the board of directors, even if all or part of the other person's stock or other securities is owned by the corporation.

4.  In the absence of fraud:

(a)
The decision of the board of directors as to the propriety of the terms and conditions of any insurance or other financial arrangement made pursuant to this section and the choice of the person to provide the insurance or other financial arrangement is conclusive; and

(b)	The insurance or other financial arrangement:
	(1)	Is not void or voidable; and
(2)
Does not subject any director approving it to personal liability for his action, even if a director approving the insurance or other financial arrangement is a beneficiary of the insurance or other financial arrangement.

5.  A corporation or its subsidiary which provides self-insurance for itself or for another affiliated corporation pursuant to this section is not subject to the provisions of Title 57 of NRS.”

The effect of the foregoing is to require the Registrant to the extent permitted by law to indemnify the officers, directors, employees and agents of the Registrant for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

4.1	Specimen Common Stock Certificate of the Registrant
5
Opinion of Certilman Balin Adler & Hyman LLP as to the legality of the Common Shares issuable pursuant to the Legal Services Payment Agreement dated March 20, 2006 between NextPhase Wireless, Inc. and Burris & Schoenberg, LLP

10	Legal Services Payment Agreement dated March 20, 2006 between NextPhase Wireless, Inc. and Burris & Schoenberg, LLP
23.1	Consent of Russell Bedford Stefanou Mirchandani, LLP
23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)

Item 9.  Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anaheim, State of California, on the 6th day of April, 2006.

NEXTPHASE WIRELESS, INC.

By:	/s/ Robert Ford
Robert Ford, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacity on the dates indicated.

/s/ Robert Ford Robert Ford, Chief Executive Officer (Principal Financial Officer) and Director	Date: April 6, 2006
/s/ Stephen D. Young Stephen D. Young, Chairman of the Board and Director	Date: April 6, 2006
/s/ James Wray James Wray, President NextPhase Broadband Division, Executive Vice President and Director	Date: April 6, 2006
_____________________________ Michael Jones, Director	Date:

INDEX TO EXHIBITS

Exhibit  Description
Number     of Exhibit

4.1	Specimen Common Stock Certificate of the Registrant [1]
5
Opinion of Certilman Balin Adler & Hyman LLP as to the legality of the Common Shares issuable pursuant to the Legal Services Payment Agreement dated March 20, 2006 between NextPhase Wireless, Inc. and Burris & Schoenberg, LLP

10	Legal Services Payment Agreement dated March 20, 2006 between NextPhase Wireless, Inc. and Burris & Schoenberg, LLP
23.1	Consent of Russell Bedford Stefanou Mirchandani, LLP
23.2	Consent of Certilman Balin Adler & Hyman, LLP (included in the opinion filed as Exhibit 5 hereto)

_______________________________

1 Denotes document filed as an exhibit to our Form 10-SB/A filed with the Commission on February 28, 2000 and incorporated herein by reference.

CERTILMAN BALIN	90 Merrick Avenue East Meadow, NY 11554 phone: 516.296.7000 • fax: 516.296.7111 www.certilmanbalin.com
Attorneys

EXHIBIT 5

GAVIN GRUSD
PARTNER
DIRECT DIAL 516.296.7071
ggrusd@certilmanbalin.com

April 5, 2006

NextPhase Wireless, Inc.
300 South Harbor Boulevard
Suite 500
Anaheim, California 92805

Re:  Registration of 125,461 Common Shares,
par value $.001 per share, under the
Securities Act of 1933, as amended

Gentlemen:

In our capacity as counsel to NextPhase Wireless, Inc., a Nevada corporation (the “Company”), we have been asked to render this opinion in connection with a Registration Statement on Form S-8 being filed contemporaneously herewith by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Registration Statement”), covering the issuance of an aggregate of 125,461Common Shares, par value $.001 per share, of the Company (the “Common Shares”) to Donald S. Burris pursuant to the Legal Services Payment Agreement dated March 20, 2006 between NextPhase Wireless, Inc. and Burris & Schoenberg, LLP (the “Agreement”).

In that connection, we have examined the Articles of Incorporation, as amended to date and the By-Laws of the Company, as amended to date, the Registration Statement, and the Agreement and are familiar with corporate proceedings of the Company relating to the issuance of the Common Shares. We have also examined such other instruments and documents as we deemed relevant under the circumstances.

NextPhase Wireless, Inc.
April 5, 2006

For purposes of the opinions expressed below, we have assumed (i) the authenticity of all documents submitted to us as original, (ii) the conformity to the originals of all documents submitted as certified, photostatic or facsimile copies and the authenticity of the originals, (iii) the legal capacity of natural persons, (iv) the due authorization, execution and delivery of all documents by all parties and the validity and binding effect thereof, (v) the valid adoption of all resolutions reflected in the minutes of the proceedings of the Board of Directors with respect to the issuance of the Common Shares and (v) the conformity to the proceedings of the Board of Directors of all minutes of such proceedings. We have also assumed that the corporate records furnished to us by the Company include all corporate proceedings taken by the Company to date.

Based upon and subject to the foregoing, we are of the opinion that the Common Shares have been duly and validly authorized and, when issued pursuant to the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.
We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement.

Our examination of law relevant to the matters covered by this opinion is limited to the federal laws of the United States of America and the General Corporation Law of Nevada and we express no opinion as to the effect on the matters covered by this opinion of the laws of any other jurisdiction.

This opinion is as of the date hereof, and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in any of the matters set forth herein.

We are rendering this opinion only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

This opinion is for your exclusive use only and is to be utilized and relied upon only in connection with the matters expressly set forth herein.

Very truly yours,

CERTILMAN BALIN ADLER & HYMAN, LLP

By: /s/ Gavin C. Grusd
                  Gavin C. Grusd, a Member of the Firm

EXHIBIT 10

LEGAL SERVICES PAYMENT AGREEMENT (the “Agreement”) dated as of March 20, 2006 (the “Effective Date”) by and between NEXTPHASE WIRELESS, INC., a Nevada corporation (the “Company”) and BURRIS & SCHOENBERG, LLP, a California Limited Liability Partnership (the “Firm”).

_______________________________

WHEREAS, the Company retained the Firm to act as the Company’s counsel to provide legal services (the “Services”) to the Company in the litigation encaptioned Jones and Rawlins v. NextPhase Wireless, Inc., NextPhase Technologies, Inc., Stephen Young and Viper Networks, Inc. pending in the Superior Court of the State of California.

WHEREAS, the Company acknowledges that Donald S. Burris, Esq. (“Attorney”), a partner in the Firm, has previously provided and continues to provide the Services on behalf of the Firm to the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants hereinafter set forth, the parties hereto do hereby agree, as follows:

1. Payment.

(a)   As payment for the Services through the date hereof, which has been invoiced by the Firm to the Company, the Company shall issue an aggregate of one hundred twenty-five thousand four hundred sixty-one (125,461) shares of Common Stock, $0.001 par value per share (the “Shares”), of the Company to the Attorney, who actually provided the Services to the Company on behalf of the Firm, and shall deliver certificates representing the Shares to the Attorney (i) within three (3) business days after a registration statement on Form S-8 of the Company, registering the issuance of the Shares becomes effective under the Securities Act of 1933, as amended (the “Securities Act”).

The Firm acknowledges that upon issuance of the Shares to the Attorney, all of the fees owed by the Company to the Firm in payment of Services through the Effective Date hereof shall be paid in full.

2. Registration Rights. Upon the Effective Date, the Company shall file a Registration Statement on Form S-8 covering the issuance of the Shares issuable pursuant to Section 3(a) above, and shall use best efforts to have such Registration Statement become effective upon the filing thereof. The Company hereby acknowledges that the Firm is placing material reliance on the timely effectiveness of the registration statement in entering into this Agreement.

3. Independent Contractor. The Firm has acted, and is acting as an independent contractor with respect to the Services. It is expressly acknowledged and agreed that the Firm shall have no authority to bind the Company to any agreement or obligation with any third party. Firm acknowledges and agrees further that, since it is not an employee of the Company, the Company shall not be responsible for the withholding or payment of any taxes.

4. Representations and Warranties of the Firm. The Firm hereby represents and warrants to the Company:

(a)    it is a limited liability partnership duly formed and validly existing and in good standing under the laws of the state of its formation;

(b)    it has full partnership power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby;

(c)    the execution, delivery and performance of this Agreement has been duly authorized by the members of the Firm and no other partnership approvals are necessary;

(d)    that neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its partnership agreement or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to it.

(e)    The Firm agrees, (i) as a condition precedent to the Company’s obligations under Section 4 hereof, to cause the Attorney to cooperate with the Company as requested by the Company in connection with the preparation and filing of a Registration Statement on Form S-8 covering the issuance of the Shares and to execute such documents in connection with such registration as the Company may reasonably request, and (ii) to cause the Attorney to cooperate with the Company as requested by the Company in connection with the issuance or and any subsequent transfer of the Shares and to execute such documents in connection thereto as the Company may reasonably request.

(f)    Attorney is a partner in the Firm, and the Attorney provided the Services to the Company on behalf of the Firm.

5. Representations and Warranties of the Company. The Company hereby represents and warrants to the Firm:

(a)    it is a corporation duly organized validly existing and in good standing under the laws of the state of its incorporation and it has qualified to do business as a foreign corporation in the jurisdictions, if any, outside of such state, in which it does business and is required to so qualify;

(b)    it has full corporate power and authority to execute and deliver this Agreement and to perform the duties and responsibilities contemplated hereby;

(c)    the execution, delivery and performance of this Agreement has been duly authorized by its Board of Directors and no other corporate approvals are necessary;

(d)    that neither the execution of this Agreement nor performance hereunder will (i) violate, conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under the terms, conditions or provisions of its Articles of Incorporation or By-Laws or any contract, agreement or other instrument or obligation to which it is a party, or by which it may be bound, or (ii) violate any order, judgment, writ, injunction or decree applicable to it.

(e)    the Shares issued to the Firm pursuant to Section 3 hereof shall, upon issuance, shall be duly authorized, validly issued, fully paid and non-assessable Common Shares of the Company.

6. Arbitration.

(a)    Any claim, dispute or controversy arising out of or in connection with this Agreement shall be settled by arbitration in Orange County California in accordance with the governing rules of the American Arbitration Association. Judgment upon the award rendered may be entered in any court of competent jurisdiction.

(b)    Each party shall pay its own expenses of arbitration, and the expenses of the arbitrators and the arbitration proceeding shall be equally shared; provided, however, that, if, in the opinion the arbitrator(s), any claim or defense was unreasonable, the arbitrators may assess, as part of their award, all or any part of the arbitration expenses of the other party (including reasonable attorneys’ fees) and of the arbitrators and the arbitration proceeding against the party raising such unreasonable claim or defense.

7. Assignment. This Agreement shall not be assigned by the Company or the Firm without the prior written consent of the other. Additionally, the Attorney may not assign his rights to receive the Shares.

8. Notices. Any notice required or permitted to be given pursuant to this Agreement shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

If to the Company:  NextPhase Wireless, Inc.
           300 South Harbor Boulevard
           Suite 500
           Anaheim, California 92805
           Attention: Robert Ford, Chief Executive Officer
          Telecopier:(714) 765-0015

If to the Firm:     Burris & Schoenberg, LLP
           Wilshire-Bundy Plaza
           12121 Wilshire Boulevard
           Suite 800
           Los Angeles, California 90025-1168
           Attention: Donald S. Burris, Esq.
           Telecopier: (310) 442-0353

or at such other address as any party shall designate by notice to the other party given in accordance with this Paragraph 8.

9. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California applicable to agreements made and to be performed entirely in California.

10. Waiver of Breach; Partial Invalidity. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. If any provision, or part thereof, of this Agreement shall be held to be invalid or unen-forceable, such invalidity or unenforceability shall attach only to such provision and not in any way affect or render invalid or unenforceable any other provisions of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction or arbiters, as the case may be, are authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

11. Entire Agreement. This Agreement constitutes the entire agreement between the parties and there are no representations, warranties or commitments except as set forth herein. This Agreement supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral, of the parties hereto relating to the transactions contemplated by this Agreement. This Agreement may be amended only by a writing executed by the parties hereto.

12. Representation by Counsel; Interpretation. Each party acknowledges that it has been represented by counsel, or has been afforded the opportunity to be represented by counsel, in connection with this Agreement. Accordingly, any rule or law or any legal decision that would require the interpretation of any claimed ambiguities in this Agreement against the party that drafted it has no application and is expressly waived by the parties. The provisions of this Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto.

Remainder of page intentionally left blank. Signature page follows.

IN WITNESS WHEREOF, the Firm and the Company have executed or have caused to be duly executed, this Agreement as of the day and year above written.

NEXTPHASE WIRELESS, INC.

By:	/s/ Robert Ford

Title: President

                        BURRIS & SCHOENBERG, LLP

                                  By:/s/ Donald S. Burris
                      Donald S. Burris, a member of the Firm

/s/ Donald S. Burris
DONALD S. BURRIS, individually, as third party beneficiary

EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

To: NextPhase Wireless, Inc.

As registered independent certified public accountants, we hereby consent to the use by reference in this Registration Statement, Form S-8, of our report, which includes an explanatory paragraph regarding the substantial doubt about the Company's ability to continue as a going concern, dated July 15, 2005, included in NextPhase Wireless, Inc.’s Annual Report on Form 10-KSB for the year ended March 31, 2005, and to all other references to our firm included in this Registration Statement.

/s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
Russell Bedford Stefanou Mirchandani LLP

New York, New York
April 5, 2006